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                                 EXHIBIT 99.2

         Press Release dated December 14, 1999 re dividend declaration

For Information Contact
-----------------------
at Greater Bay Bancorp:                At Financial Relations Board:
David L Kalkbrenner, President & CEO   Christina Carrabino (general information)
(650) 614-5767                         Stephanie Mishra (analyst contact)
Steven C. Smith, EVP, CAO & CFO        (415) 986-1591
(650) 813-8222

FOR IMMEDIATE RELEASE
---------------------

                         GREATER BAY BANCORP DECLARES
                         FOURTH QUARTER CASH DIVIDEND

PALO ALTO, CA, December 14, 1999 -- Greater Bay Bancorp (Nasdaq: GBBK), a $2.3 billion in assets financial services holding company, has declared a twelve cent ($0.12) per share cash dividend for the fourth quarter of 1999.

The cash dividend will be payable on January 14, 2000, to shareholders of record as of December 31, 1999.

"We are pleased that our shareholders are once again rewarded for Greater Bay Bancorp's continued financial success," said David L. Kalkbrenner, president and chief executive officer of Greater Bay Bancorp. "This is our 30th consecutive quarterly cash dividend and we are happy that our shareholders continue to benefit from Greater Bay Bancorp's strong earnings performance."

Greater Bay Bancorp and its financial services subsidiaries, Bay Area Bank, Bay Bank of Commerce, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, and Peninsula Bank of Commerce along with its operating divisions, Greater Bay Bank Contra Costa Region, Greater Bay Bank Fremont Region, Greater Bay Bank Santa Clara Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group, serve clients throughout Silicon Valley, the San Francisco Peninsula and the Contra Costa Tri-Valley Region, with offices located in Cupertino, Fremont, Hayward, Millbrae, Palo Alto, Redwood City, San Francisco, San Jose, San Leandro, San Mateo, San Ramon, Santa Clara and Walnut Creek.


Safe Harbor
This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of Greater Bay Bancorp, including the Annual Report on Form 10-K for the year ended December 31, 1998, and particularly the discussion of risk factors with such documents.
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For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.


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